Exhibit 21

Subsidiaries of XpresSpa Group, Inc.

Name of Subsidiary	Jurisdiction of Incorporation
GCG Connect, LLC d/b/a HyperPointe	New Jersey
I/P Engine, Inc.	Virginia
Innovate/Protect, Inc.	Delaware
Iron Gate Security, Inc.	Delaware
Quantum Stream Inc.	Delaware
Spa Products Import & Distribution Co., LLC	New York
Vringo Acquisition, Inc.	Delaware
Vringo GmbH	Germany
Vringo Infrastructure, Inc.	Delaware
Vringo Labs, Inc.	Delaware
Vringo Ltd.	Israel
Vringo Mobile, Inc.	Delaware
VRTUAL, Inc.	Delaware
XpresSpa Amsterdam Airport B.V.	Netherlands
XpresSpa at Term. 4 JFK, LLC	New York
XpresSpa Atlanta Terminal A, LLC	New York
XpresSpa Atlanta Terminal C, LLC	New York
XpresSpa Atlanta Terminal D&E, LLC	New York
XpresSpa Austin Airport, LLC	New York
XpresSpa Charlotte Airport, LLC	New York
XpresSpa Denver Airport, LLC	New York
XpresSpa DFW International, LLC	New York
XpresSpa DFW Kiosk, LLC	New York
XpresSpa DFW Terminal A, LLC	New York
XpresSpa Europe B.V.	Netherlands
XpresSpa Franchising, LLC	New York
XpresSpa Franchising USA, LLC	New York
XpresSpa Holdings, LLC	Delaware
XpresSpa Houston Hobby, LLC	New York
XpresSpa Houston Intercontinental Terminal A, LLC	New York
XpresSpa International Holdings, LLC	New York
XpresSpa LaGuardia Airport, LLC	New York
XpresSpa Las Vegas Airport, LLC	New York
XpresSpa LAX Airport, LLC	New York
XpresSpa LAX Tom Bradley, LLC	New York
XpresSpa Miami Airport, LLC	New York
XpresSpa Middle East B.V.	Netherlands
XpresSpa Middle East Limited	British Virgin Islands

Name of Subsidiary	Jurisdiction of Incorporation
XpresSpa Mobile Services, LLC	New York
XpresSpa MSP Airport, LLC	New York
XpresSpa Online Shopping, LLC	New York
XpresSpa Orlando International, LLC	New York
XpresSpa Orlando, LLC	New York
XpresSpa Philadelphia Airport, LLC	New York
XpresSpa Philadelphia Terminal B, LLC	New York
XpresSpa Phoenix Airport, LLC	New York
XpresSpa Pittsburgh A, LLC	New York
XpresSpa RDU Airport, LLC	New York
XpresSpa S.F. International, LLC	New York
XpresSpa Salt Lake City, LLC	New York
Xpresspa Turkey Sağlık Hizmetleri Ve Perakende Ticaret Limited Sirketi	Turkiye
Xpresspa Sağlık Hizmetleri Ve Ticaret Limited Sirketi	Turkiye
XpresSpa Washington Reagan, LLC	New York
XpresRecover Charlotte Airport, LLC	New York
XpresTest, Inc.	Delaware
Treat, Inc.	Delaware